Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3ASR No. 333-272547 and 333-272547-01) of American Homes 4 Rent and American Homes 4 Rent, L.P.;
(2)Registration Statement (Form S-8 No. 333-255968) pertaining to the American Homes 4 Rent 2021 Equity Incentive Plan; and
(3)Registration Statement (Form S-8 No. 333-255970) pertaining to the American Homes 4 Rent 2021 Employee Stock Purchase Plan;

of our reports dated February 21, 2025, with respect to the consolidated financial statements and financial statement schedule of American Homes 4 Rent and American Homes 4 Rent, L.P., and the effectiveness of internal control over financial reporting of American Homes 4 Rent, included in this Annual Report (Form 10-K) of American Homes 4 Rent and American Homes 4 Rent, L.P. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Los Angeles, California
February 21, 2025